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                                                                     EXHIBIT 10G


                     SEVERANCE AGREEMENT AND GENERAL RELEASE

        This AGREEMENT is made between BASSETT FURNITURE INDUSTRIES, INC., and its affiliates, subsidiaries and predecessors (referred to herein, collectively and individually, as "Company") and JOHN S. LUPO ("Mr. Lupo").

A.      REASONS FOR AGREEMENT

        1. Mr. Lupo is being separated from his employment with the Company effective November 27, 1999.

        2. The Company has agreed to provide certain additional benefits to Mr. Lupo for the consideration from Mr. Lupo specified below.

B.      AGREEMENT

        For and in consideration of the mutual promises and commitments specified herein, the parties agree as follows:

1. Special Severance Package. The Company agrees to provide Mr. Lupo with the following benefits, which are referred to as the "Special Severance Package." The Special Severance Package includes, but also contains benefits over and above, those benefits, if any, normally provided by Company policy. Notwithstanding the Special Severance Package, Mr. Lupo shall be deemed to have become separated from his employment with and to have ceased to be an employee of Company on November 27, 1999.

        (a) Mr. Lupo shall receive payment at his current salary for the full seven months of November, 1999 through and including May, 2000 (i.e., $19,583.33 per month, less pre-tax deductions for health insurance coverage and deductions or withholdings for state and federal taxes, social security, etc., on or about the last day of November, 1999 and each month thereafter until and including the last day of May, 2000). During the severance period, the Company shall permit Mr. Lupo to receive health insurance coverage at Mr. Lupo's expense for himself and any of his dependents as are currently covered at the same premium rates as are charged to employees. The Company also agrees that the executive supplemental health insurance plan shall remain in effect for Mr. Lupo during the severance period (i.e., through May, 2000).

        (b) The qualifying event concerning Mr. Lupo's rights under the Consolidated Omnibus Budget Reconciliation Act, 29 U.S.C. Section 1161, et seq. ("COBRA") shall be November 30, 1999.

        (c) The Company shall be deemed to have accepted Mr. Lupo's resignation effective as of November 27, 1999.

        (d) Options awarded by the Company to Mr. Lupo prior to the date hereof will not have vested prior to the end of the severance period and, therefore, shall be deemed cancelled as of November 27, 1999.



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        (e)     In January, 2000, provided there is no breach of this Agreement by Mr. Lupo, the Company will pay to Mr. Lupo such amount as Mr. Lupo was scheduled to receive for his 1999 fiscal year-end bonus (based on the relative levels of achievement of performance measurements for fiscal year 1999 set for Mr. Lupo), together with the deferred $20,000 sign-on bonus taken in lieu of a prorated fiscal year 1998 bonus. The payment will be not less than the guaranteed portion of his $235,000 bonus potential (such guaranteed portion being $115,000) plus the deferred $20,000 sign-on bonus, with interest thereon in accordance with the terms of Mr. Lupo's offer letter, for a total of $142,000. If the levels of achievement of the performance measurements for fiscal year 1999 provide for a 1999 fiscal year-end bonus in excess of $115,000, the amount of 1999 fiscal year-end bonus in excess of $115,000 will be payable to Mr. Lupo without interest thereon.

2. General Release. In consideration for the Special Severance Package, Mr. Lupo agrees, for himself and his heirs, representatives, successors and assigns, that he has been finally and permanently separated from employment with the Company, and that he waives, releases and forever discharges the Company, its current and former owners, shareholders, directors, officers, employees and agents, from any and all claims, known or unknown, that he has or may have against the Company, relating to or arising out of his employment with the Company and his separation thereof, or otherwise, including but not limited to any claims of wrongful discharge, breach of express or implied contract, liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims under Title VII of the Civil Rights Act of 1964, as amended, the 1991 Civil Rights Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, or any other federal, state or local law relating to, or arising out of his employment with the Company and his separation thereof.

3. Special Release Notification. The General Release, paragraph B.2, includes a release of all claims under the Age Discrimination in Employment Act ("ADEA") and, therefore, pursuant to the requirements of the ADEA, Mr. Lupo acknowledges that he has been advised: (i) that this release includes, but is not limited to, all claims under the ADEA arising up to and including the date of execution of this release; (ii) to consult with an attorney and/or other advisor of his choosing concerning his rights and obligations under this release; (iii) to fully consider this release before executing it and that he has been offered ample time and opportunity, in excess of 21 days, to do so; and
(iv) that this release shall become effective and enforceable 7 days following execution of this Agreement, during which 7-day period Mr. Lupo may revoke his acceptance of this Agreement by delivering written notice to Steven P. Rindskopf, Vice President-Administration & Human Resources, Bassett Furniture Industries, Inc., 3525 Fairy Stone Park Highway, P.O. Box 626, Bassett, Virginia 24055, with a copy to Jay R. Hervey, General Counsel, Bassett Furniture Industries, Inc., 3525 Fairy Stone Park Highway, P.O. Box 626, Bassett, Virginia 24055.

4. Non-Disclosure. Mr. Lupo agrees that the terms of this Agreement and his Special Severance Package are confidential, and agrees not to disclose the terms or amount thereof to any person other than his attorney, income tax preparer or similar professional. To the extent that he discloses this information, Mr. Lupo agrees to instruct such professional that this information is to be kept confidential.


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5.      Cooperation. Mr. Lupo agrees that he will continue to cooperate with the
Company by projecting a positive attitude toward the Company, its customers and employees, and its products. Mr. Lupo represents that he has returned or concurrently with his execution and delivery of this Agreement is returning to the Company any and all computers equipment, records, documents and correspondence now or previously in his possession which belong to the Company or that relate in any way to his employment with the Company. Mr. Lupo warrants and agrees that any information he may have obtained about the Company, its employees and its business relationships, policies and dealings shall be kept strictly confidential.

6. No Admission. It is understood and agreed that the Company admits no liability to Mr. Lupo whatsoever, whether for the Special Severance Package provided herein or otherwise, or for any other benefits other than those, if any, provided by Company policy; provided that the foregoing statement shall not be construed to relieve the Company of its obligations and undertakings contained in this Agreement. The Company has entered into this Agreement solely for the purpose of maintaining an amicable and cooperative relationship between Mr. Lupo and the Company.

7. Successors and Assigns. This Agreement shall be binding upon Mr. Lupo, his heirs, representatives, successors, and assigns and the Company's successors and assigns.

8. Entire Agreement. The parties understand and agree that all terms of this Agreement are contractual and are not a mere recital. Mr. Lupo represents and warrants that, in negotiating and executing this Agreement, he has had an adequate opportunity to consult with competent counsel or other representatives of his choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises or agreements other than those expressly set forth in writing herein. The parties have carefully read this Agreement in its entirety, fully understand and agree to its terms and provisions, and intend and agree that it is final and binding.

        IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement as of the 27th day of November, 1999.

                                  /s/  John S. Lupo

                                  /s/  BASSETT FURNITURE INDUSTRIES, INC.



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